                                                                      Exhibit 3



                          SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 30, 1997

                                       TO

                                    INDENTURE

                          DATED AS OF DECEMBER 13, 1995

                                     BETWEEN

                         NATIONAL HEALTH INVESTORS, INC.

                                       AND

                         SUNTRUST BANK, NASHVILLE, N.A.,

                                   AS TRUSTEE



                              --------------------

                              7.30% NOTES DUE 2007

                              --------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE ONE        THE NOTES.................................................  1

    SECTION 101.       Title and Terms.......................................  1

ARTICLE TWO        FORM OF NOTES.............................................  3

    SECTION 201.       Form Generally........................................  3
    SECTION 202.       Form of Face of Note..................................  3
    SECTION 203.       Form of Reverse of Note...............................  4

ARTICLE THREE      REDEMPTION OF NOTES.......................................  9

    SECTION 301.       Right of Redemption...................................  9
    SECTION 302.       Certain Definitions...................................  9

ARTICLE FOUR       ADDITIONAL COVENANTS APPLICABLE TO THE NOTES.............. 10

    SECTION 401.       General............................................... 10
    SECTION 402.       Limitations on Liens.................................. 10
    SECTION 403.       Limitations on Incurrence of Certain Debt............. 12

ARTICLE FIVE       EVENTS OF DEFAULT......................................... 13

    SECTION 501.       Events of Default..................................... 13

ARTICLE SIX        MISCELLANEOUS..............................................14

    SECTION 601.       Scope of this Second Supplemental Indenture........... 14
    SECTION 602.       Ratification of Indenture............................. 14
    SECTION 603.       Trustee Not Responsible for Recitals.................. 14
    SECTION 604.       Governing Law......................................... 14
    SECTION 605.       Separability.......................................... 14
    SECTION 606.       Legal Holiday......................................... 15
    SECTION 607.       Counterparts.......................................... 15

                          SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE, dated as of June 30, 1997, between National Health Investors, Inc., a real estate investment trust (the "Company"), and SunTrust Bank, Nashville, N.A., a national banking association (the "Trustee"), to that certain Indenture, dated as of December 13, 1995, between the Company and the Trustee (the "Indenture").

     WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of individual series of securities thereunder upon the Company and Trustee entering into a supplemental indenture to the Indenture authorizing such series; and

     WHEREAS, the Company wishes to issue its second series of securities thereunder, designated as its 7.30% Notes due 2007 (the "Notes"); and

     WHEREAS, all acts necessary to constitute this Second Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

     NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:


                                   ARTICLE ONE

                                    THE NOTES

SECTION 101.  TITLE AND TERMS.

     The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.07, 2.09 and 3.06 of the Indenture and except for any Notes which, pursuant to Section 2.03 of the Indenture, are deemed never to have been authenticated and delivered thereunder.

     The Notes shall be known and designated as the "7.30% Notes due 2007" of the Company. The maturity of the Notes shall be July 16, 2007 and the Notes shall bear interest at the rate of 7.30% per annum from the date of initial issuance of the Notes or from the most recent interest payment date to which interest has been paid, payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1998, to the registered Holders of Notes at the close of business on the December 31 or June 30 immediately preceding such interest payment date, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Notes shall be initially issued in the form of one or more Global Securities deposited with the Depository Trust Company or a nominee thereof (including any successors thereto, the "Depositary") in accordance with Section 2.15 of the Indenture. Interests in such Global Security or Securities may be exchanged for definitive Notes only under the circumstances provided for in Section 2.06 of the Indenture.

     The principal of and premium, if any, and interest on the Notes shall be payable, and the transfer of Notes may be registered, at any office or agency of the Company or the Trustee maintained for that purpose; provided, that interest payable with respect to the Notes may be paid, at the option of the Company, by check mailed to the Person entitled thereto as shown on the security register relating to the Notes. The foregoing notwithstanding, principal of and premium, if any, and interest on Notes which are represented by Global Securities held of record by the Depositary will be payable in same-day funds.

     The Notes shall be redeemable at the option of the Company as provided in Article Three hereof and in accordance with the procedures for redemption provided for in Article 3 of the Indenture; provided, that the provisions of
Section 3.01(a) of the Indenture shall not be applicable to the Notes.

     The Notes shall be subject to the covenants set forth in Article 4 of the Indenture and the additional covenants set forth in Article Four hereof.

     Events of Default with respect to the Notes shall be as set forth in
Section 6.01 of the Indenture, as modified by Article Five hereof.

     The Notes shall be subject to the provisions of Article 8 of the Indenture.

     The Notes shall not be subject to the provisions of Article 10, Article 11 or Article 12 of the Indenture.

     The Notes shall be substantially in the form provided for by Article Two hereof.

     A term defined in the Indenture shall have the same meaning when used in this Second Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern). Any reference in the Indenture to any Section or Article therein which is modified by any Section or Article contained in this Second Supplemental Indenture shall be deemed to refer to such Section or Article as modified by this Second Supplemental Indenture, to the extent applicable. The Notes shall not be governed or affected by and (for purposes of the Notes) the Indenture shall not be deemed amended by the First Supplemental Indenture thereto dated as of December 13, 1995.

                                   ARTICLE TWO

                                  FORM OF NOTES

SECTION 201.  FORM GENERALLY.

     The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The provisions of Section 2.03 of the Indenture notwithstanding, any one Officer of the Company may sign the Notes for the Company by manual or facsimile signature.

SECTION 202.  FORM OF FACE OF NOTE.

                         NATIONAL HEALTH INVESTORS, INC.

                              7.30% Notes due 2007


     NATIONAL HEALTH INVESTORS, INC., a real estate investment trust, promises to pay to or registered assigns, the principal sum of _________ Dollars, on July 16, 2007.

                              Cusip ______________

                 Interest Payment Dates: January 15 and July 15
                      Record Dates: December 31 and June 30

     Additional provisions of this Security are set forth on other side of this Security.


Dated:

CERTIFICATE OF AUTHENTICATION:                    NATIONAL HEALTH INVESTORS,
SUNTRUST BANK, NASHVILLE, N.A.,                     INC.
as Trustee, certifies that this is one of the
Securities referred to in the within
mentioned Indenture                               By:
                                                     -------------------------
                                                     Name:

By:                                            Title:
    --------------------------------
         Authorized Signatory







SECTION 203.  FORM OF REVERSE OF NOTE.

                         NATIONAL HEALTH INVESTORS, INC.
                              7.30% Notes due 2007

     1. INTEREST. National Health Investors, Inc., a real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, beginning January 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of initial issuance of the Notes; provided, that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the December 31 or June 30 next preceding the interest payment date. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address.

     The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency designated by the Trustee. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency designated by the Trustee, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

     The foregoing notwithstanding, principal of and premium, if any, and interest on Notes which are represented by Global Securities held of record by the Depositary will be payable in same-day funds.

     3. REGISTRAR AND AGENTS. Initially, SunTrust Bank, Nashville, N.A., will act as Registrar, Paying Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent and agent for service of notices and demands without notice. The Company or any of its subsidiaries may act as Paying Agent. The address of SunTrust Bank, Nashville, N.A., is 424 Church Street, 6th Floor, Nashville, Tennessee 37219.

     4. INDENTURE; LIMITATIONS. The Company issued the Securities under an Indenture dated as of December 13, 1995, as supplemented by the Second Supplemental Indenture thereto dated as of June 30, 1997 (collectively, the "Indenture"), between the Company and SunTrust Bank, Nashville, N.A., as trustee (in such capacity, the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

     The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, incur liens, incur Senior Debt and Non-Recourse Debt (each as defined in the Indenture), make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

     5. OPTIONAL REDEMPTION BY THE COMPANY. The Company may redeem the Securities, at any time, in whole or from time to time in part, at the election of the Company, at a Redemption Price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities. "Make-Whole Amount" means, in connection with any optional redemption of any Security, the excess, if any of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of any interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined in the Indenture) (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Securities being redeemed.

     6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest will cease to accrue on Securities or portions thereof called for redemption.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. This Security is one of a duly authorized issue of Securities of the Company designated as its 7.30% Notes due 2007, limited in aggregate principal amount to $100,000,000. The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

     9. UNCLAIMED MONEY. If money for the payment of principal, premium, if any, or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

     10. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

     11. AMENDMENT AND WAIVER. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder of Securities, the Company may amend the Indenture or the Securities to, among other things, establish another series of securities as permitted by the Indenture, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

     12. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     13. DEFAULTS AND REMEDIES. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

     14. TRUSTEE DEALINGS WITH THE COMPANY. SunTrust Bank, Nashville, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

     16. AUTHENTICATION. This Security shall not be valid until the Trustee or any authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), AND U/G/M/A (= Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: NATIONAL HEALTH INVESTORS, INC., 100 VINE STREET, SUITE 1202, MURFREESBORO, TENNESSEE 37130,
ATTENTION: PRESIDENT.

                                 ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


_____________________________


_____________________________


_____________________________


_____________________________


              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________


________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

            _________________________

Date:__________________________

Your signature:__________________________
         (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:______________________

                                  ARTICLE THREE

                               REDEMPTION OF NOTES

SECTION 301.  RIGHT OF REDEMPTION.

     The Company may redeem the Notes, at any time, in whole or from time to time in part, at the election of the Company, at a Redemption Price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes. Any such redemption shall be conducted in accordance with the procedures for redemption set forth in Article 3 of the Indenture.

SECTION 302.  CERTAIN DEFINITIONS.

     As used in this Article Three:

     "Make-Whole Amount" shall mean, in connection with any optional redemption of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of any interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed;

     "Reinvestment Rate" shall mean 0.25% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used; and

     "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

                                  ARTICLE FOUR

                  ADDITIONAL COVENANTS APPLICABLE TO THE NOTES

SECTION 401.  GENERAL.

     In addition to the covenants set forth in Article 4 of the Indenture, the Notes shall be subject to the additional covenants set forth in this Article Four.

SECTION 402.  LIMITATIONS ON LIENS.

     The Company shall not pledge or otherwise subject to any lien any property or assets of the Company or any of its Subsidiaries unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant shall not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and in addition such covenant shall not apply to:

     (1) Any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

     (2) Any liens, deposits or pledges to secure the performance of any bids, tenders, contracts (other than contracts for the borrowing of money), capitalized leases, other leases permitted under the terms of the Indenture, public or statutory obligations, stay, appeal, indemnity, performance or other similar bonds or other similar obligations arising in the ordinary course of business;

     (3) Any lien in favor of the United States or any state thereof or the District of Columbia or any foreign country or any province or similar territory thereof, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     (4) Mechanics', materialmen's, carriers', or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

     (5) Any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency by any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

     (6) Any liens for taxes, assessments or governmental charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith or delinquent but is due to be paid by a Person other than the Company for which the Company has reserves from such other Person sufficient to pay such taxes;

     (7) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and in the case of judgment liens, execution thereof is stayed;

     (8) Liens relating to secured indebtedness of the Company outstanding as of March 31, 1997;

     (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (8) inclusive, provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property);

     (10) Easements, rights of way, restrictions, minor defects or irregularities of title and other similar charges or encumbrances not interfering in the aggregate in any material respect with the ordinary course of business of the Company or materially impairing the value of the property subject thereto;

     (11) Liens related to any interest or title of a lessor under any lease in which the Company is a lessee;

     (12) Any attachment or judgment lien not constituting an event of default under the Indenture; and

     (13) Liens relating to bankers rights of setoff.

     For the purposes of this Section 402:

     "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles of the Company and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles; and

     "Subsidiary" shall mean an affiliate controlled by the Company directly or indirectly through one or more intermediaries.

SECTION 403.  LIMITATIONS ON INCURRENCE OF CERTAIN DEBT.

     The Company shall not create, assume, incur or otherwise become liable in respect of, any

          (a) Senior Debt unless the aggregate principal amount of Senior Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed the greater of (1) 150% of Capital Base or
     (ii) 225% of Tangible Net Worth; and

          (b) Non-Recourse Debt unless the aggregate principal amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed 225% of Capital Base.

     The limitations contained in this Section 403 shall be applied to the consolidated financial statements of the Company and its Subsidiaries.

     For the purposes of this Section 403:

     "Capital Base" shall mean, at any date, the sum of Tangible Net Worth and Subordinated Debt;

     "Capital Lease" shall mean at any time any lease of Property, which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

     "Capital Lease Obligation" shall mean at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at such time be so required to be capitalized on a balance sheet of the lessee;

     "Debt", with respect to any Person, shall mean (i) its indebtedness, secured or unsecured, for borrowed money exclusive of trade credit; (ii) Liabilities secured by an existing lien on Property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at the implicit rate if known and at 9% otherwise) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and (iv) guarantees of obligations of the character specified in the foregoing clauses
(i), (ii) and (iii), to the full extent of the liability of the guarantor (discounted to present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements);

     "Liabilities" shall mean at any date the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains;

     "Non-Recourse Debt" with respect to any Person, shall mean any Debt secured by, and only by, Property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the Property constituting security therefor;

     "Person" shall mean an individual, partnership, corporation, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, or a government or agency or political subdivision thereof;

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

     "Senior Debt" shall mean all Debt other than Non-Recourse Debt and Subordinated Debt;

     "Subordinated Debt" shall mean any unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such other Debt (to which appropriate reference shall be made in the instruments evidencing such other Debt if not contained therein) to the Notes (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated);

     "Subsidiary" shall mean an affiliate controlled by the Company directly or indirectly through one or more intermediaries;

     "Tangible Assets" shall mean all assets of the Company (including assets held subject to Capital Leases and other arrangements pursuant to which title to the Property has been retained by or vested in some other Person for security purposes) except: (i) deferred assets other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar intangibles; and
(iii) unamortized debt discount and expense; and

     "Tangible Net Worth" shall mean, at any date, the net book value (after deducting related depreciation and amortization) of the Tangible Assets of the Company at such date, minus the amount of its Liabilities at such date.


                                  ARTICLE FIVE

                                EVENTS OF DEFAULT

SECTION 501.  EVENTS OF DEFAULT.






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



     Events of Default with respect to the Notes shall be as set forth in
Section 6.01 of the Indenture, except that the reference in clause (4) of such
Section 6.01 to $5,000,000 shall be changed to $10,000,000.


                                   ARTICLE SIX

                                  MISCELLANEOUS

SECTION 601.  SCOPE OF THIS SECOND SUPPLEMENTAL INDENTURE.

     The changes, modifications and supplements to the Indenture effected by this Second Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Company under the Indenture.

SECTION 602.  RATIFICATION OF INDENTURE.

     The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 603.  TRUSTEE NOT RESPONSIBLE FOR RECITALS.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 604.  GOVERNING LAW.

     This Second Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

SECTION 605.  SEPARABILITY.

     In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.






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



SECTION 606.  LEGAL HOLIDAY.

     The definition of Legal Holiday as contained in Section 13.08 of the Indenture shall, for purposes of the Notes, be replaced by the following:

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banks or trust companies in either Nashville, Tennessee or New York City, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 607.  COUNTERPARTS.

     This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.


                                         NATIONAL HEALTH INVESTORS, INC.


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:


                                         SUNTRUST BANK, NASHVILLE, N.A.,
                                                as Trustee


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:







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